SIXTH AMENDMENT TO CREDIT AGREEMENT


     This SIXTH AMENDMENT TO CREDIT AGREEMENT dated as of December 1, 2000 (this "Amendment"), is by and between AKI, INC., a Delaware corporation, formerly known as Arcade, Inc. ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

                                R E C I T A L S:

     A. Borrower and Lender are parties to that certain Credit Agreement dated as of April 30, 1996 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     B. Borrower and Lender wish to amend the Credit Agreement as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to the Credit Agreement.

          (a) Subsection 1.2(A) of the Credit Agreement is amended by deleting the first sentence thereto and substituting therefor the following two sentences:

               "(A) Interest.  From the date the  Loans  are made and the  other
                    Obligations become due and payable in accordance with the terms of this Agreement and the other Loan Documents, the Obligations shall bear interest at the sum of the Base Rate plus three-quarters of one percent (0.75%) per annum and/or, with respect to any LIBOR Rate Loan, the sum of the LIBOR
                    Rate plus two and one-half percent (2.50%) per annum. Notwithstanding the foregoing, commencing February 1, 2001, the Loans and the other Obligations as they become due and payable in accordance with the terms of this Agreement and the other Loan Documents, shall bear interest at the sum of the Base Rate plus one percent (1.00%) per annum and/or, with respect to any LIBOR Rate Loan, the sum of the LIBOR Rate plus two and three-quarters percent (2.75%) per annum."

          (b) Subsection 1.2(C) of the Credit Agreement is amended by deleting the phrase "two and one-half percent (2.50%)" and substituting therefor the phrase "two and three-quarters percent (2.75%)."

          (c) Clause (E) of subsection 3.1 of the Credit Agreement is deleted and the following clause (E) of subsection 3.1(E) is substituted therefor:
                "(E) the Refinanced Bridge Indebtedness;"

          (d) Subsection 3.5 of the Credit Agreement is amended by adding the following as clauses (J) and (K) thereto:

               "(J) Borrower  may  use  proceeds  of  Revolving   Loans  to  (1)
                    repurchase certain notes evidencing the Refinanced Bridge Indebtedness and (2) make dividend payments or distributions to Holdings solely to permit Holdings to repurchase certain 13 1/2% senior discount debentures due 2009 issued pursuant to that certain Indenture dated June 25, 1998 between Holdings and State Street Bank and Trust Company, provided that, in each case, all of the following conditions are satisfied:

                         (i) Borrower  shall  provide  written  notice to Heller
                    that the proceeds of a Revolving Loan are to be used to repurchase, directly or indirectly, any of the notes or debentures referred to in this clause (J) of subsection 3.5, and the aggregate amount of all such repurchases under this clause (J) of subsection 3.5 shall not exceed $4,000,000;

                         (ii) no Default or Event of Default has occurred and is
                    continuing   or  would   arise  as  a  result  of  any  such
                    repurchase;

                         (iii) after giving effect to any such repurchase, Borrower is in compliance on a pro forma basis with the covenants set forth in subsections 4.3, 4.4 and 4.5, recomputed for the most recent month for which financial statements have been delivered; and

                         (iv) after giving  effect to any such  repurchase,  the
                    Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000; and

               (K) upon Borrower's repurchase of notes and debentures in the aggregate amount permitted under the foregoing clause (J), Borrower may use proceeds of Revolving Loans to (1) repurchase certain notes evidencing the Refinanced Bridge Indebtedness and (2) make dividend payments or distributions to Holdings solely to permit Holdings to repurchase certain 13 1/2% senior discount debentures due 2009 issued pursuant to that certain Indenture dated June 25, 1998 between Holdings and State Street Bank and Trust Company, provided that, in each case, all of the following conditions are satisfied:

                         (i) Borrower  shall  provide  written  notice to Heller
                    that the proceeds of a Revolving Loan are to be used to repurchase, directly or indirectly, any of the notes or debentures referred to in this clause (K) of subsection 3.5;

                         (ii) Borrower  shall provide  Heller with a twelve (12)
                    month forecast of Borrower's balance sheet, income statement and statement of cash flows on a monthly basis after giving effect to the proposed Revolving Loan draw pursuant to this clause (K) of subsection 3.5, which forecast shall demonstrate that the Maximum Revolving Loan Balance shall exceed the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000 during each of the twelve (12) months listed in the forecast;

                         (iii) no Default or Event of Default has  occurred  and
                    is continuing or would arise as a result of any such repurchase;

                         (iv) after giving effect to any such repurchase, Borrower is in compliance on a pro forma basis with the covenants set forth in subsections 4.3, 4.4 and 4.5, recomputed for the most recent month for which financial statements have been delivered; and

                         (v) after  giving  effect to any such  repurchase,  the
                    Maximum Revolving Loan Balance exceeds the aggregate outstanding principal balance of Revolving Loans by not less than $3,000,000."

          (e) Subsection 10.1 of the Credit Agreement is amended by deleting the definition of "Refinanced Bridge Indebtedness" contained therein and substituting therefor the following definition:

                    "Refinanced Bridge Indebtedness" means those certain 10 1/2% senior notes due 2008 in the aggregate principal amount of $115,000,000 issued pursuant to that certain Debenture dated June 25, 1998, between Borrower and IBJ Schroder Bank & Trust Company, as trustee.

     3. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

          (a) the execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or By-laws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower;

          (b) the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

          (c) each of the representations and warranties set forth in Section 5 of the Credit Agreement (other that those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

          (d) no Default or Event of Default has occurred and is continuing.

     4. Conditions. The effectiveness of the amendments stated in this Amendment is subject to each of the following conditions precedent or concurrent:

          (a) No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

          (b) Borrower shall have executed and delivered this Amendment and such other documents and instruments as Lender may require shall have been executed and/or delivered to Lender; and

          (c) All legal matters incident to this Amendment shall be satisfactory to Lender and its legal counsel.

     5. Miscellaneous.

          (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

          (b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principals. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (c) Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same Agreement.

          (d) Successors and Assigns. This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Lender and their respective successors and assigns.

          (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (f) Continued Effectiveness. The Credit Agreement, as amended hereby, and each of the other Loan Documents, remain in full force and effect.

          (g) Costs, Expenses and Taxes. Borrower affirms and acknowledges that subsection 1.3(B) of the Credit Agreement applies to this Amendment and the transactions and Agreements and document contemplated hereunder.

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


   Delivered at Chicago, Illinois, as of the day and year first above written.


                               AKI, INC., a Delaware corporation, formerly known as Arcade, Inc.

                               By:      /s/ Kenneth A. Budde
                                        --------------------------
                                        Kenneth A. Budde
                                        Chief Financial Officer


                               HELLER FINANCIAL, INC., a Delaware corporation

                               By:      /s/ Susan Koehnlein
                                        --------------------------
                                        Susan Koehnlein
                                        Assistant Vice President


                               AKI HOLDING CORP., a Delaware corporation

                               By:      /s/ Kenneth A. Budde
                                        --------------------------
                                        Kenneth A. Budde
                                        Chief Financial Officer